Exhibit 99.1

DYNAMIC GOLD CORP.
Suite 506 - 675 West Hastings Street · Vancouver · British Columbia · V6B 1N2
Telephone: (604) 681-3131 Facsimile: (604) 408-3884

NEWS RELEASE

October 5, 2011	OTC BB Trading Symbol: DYGO

DYNAMIC GOLD CORP. APPOINTS NEW CHIEF FINANCIAL OFFICER

Dynamic Gold Corp. (“the Company”) is pleased to announce the appointment of Robert Hall, BA, as the Chief Financial Officer of the Company and will replace Gordon Steblin who is resigning to pursue other business interests. Robert Hall graduated from the University of British Columbia in 2002 with a Bachelor’s degree in Education. Mr. Hall has over 5 years of public market experience and acts in the capacity of director and corporate development for Alberta Star Development Corp. and Arctic Hunter Uranium Inc.

FOR FURTHER INFORMATION, PLEASE CONTACT:
Tim Coupland, President and CEO
Dynamic Gold Corp.

Tel 604.681.3131	Fax 604.408.3884

On behalf of the Board of Directors of
DYNAMIC GOLD CORP.

Tim Coupland
President & CEO

This news release contains certain statements that may be deemed “forward-looking statements”. All statements in this release, other than statements of historical fact, that address future production, reserve potential, exploration drilling, exploitation activities and events or developments that the Company expects to occur, are forward looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects”, “plans” “anticipates”, “believes”, “intends”, “estimates”, “projects”, “potential” and similar expressions, or that events or conditions “will”, “would”, “may”, “could” or “should” occur. Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions. Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Forward looking statements are based on the beliefs, estimates and opinions of the Company’s management on the date the statements are made. The Company undertakes no obligation to update these forward-looking statements in the event that management’s beliefs, estimates or opinions, or other factors, should change. For further information investors should review the Company’s filings that are available at www.edgar.com or contact Tim Coupland, President at (604) 681-3131.